                                                                   EXHIBIT 99(n)

                         INDEPENDENT AUDITORS' CONSENT

        We consent to the incorporation by reference in this Registration Statement of Pacholder Fund, Inc. on Form N-2 under the Securities Act of 1933 and the Investment Company Act of 1940 (Amendment No. 15; File No. 811-5639) of our report dated February 20, 1998, related to USF&G Pacholder Fund, Inc. (now Pacholder Fund, Inc.) incorporated by reference in the prospectus and to the reference to us under the captions "Financial Highlights" and "Experts" in the prospectus, which is part of this Registration Statement.


/s/ Deloitte & Touche LLP
-------------------------
Dayton, Ohio
January 19, 1999